Exhibit 4.2

TEVA PHARMACEUTICAL FINANCE IV, LLC,

as Issuer

TEVA PHARMACEUTICAL INDUSTRIES LIMITED,

as Guarantor

and

THE BANK OF NEW YORK MELLON,

as Trustee

FIRST SUPPLEMENTAL SENIOR INDENTURE

Dated as of November 10, 2011

to the Senior Indenture dated as of November 10, 2011

Creating the series of Securities (as defined herein) designated

Floating Rate Senior Notes due 2013

and

1.700% Senior Notes due 2014

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

i

ii

FIRST SUPPLEMENTAL SENIOR INDENTURE, dated as of November 10, 2011, among Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (the “Issuer”), Teva Pharmaceutical Industries Limited, a corporation incorporated under the laws of Israel (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a Senior Debt Indenture, dated as of November 10, 2011 (the “Base Indenture”), providing for the issuance from time to time of one or more series of its senior unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Section 7.01(e) of the Base Indenture provides that the Issuer, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this First Supplemental Senior Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture insofar as it will apply only to the Floating Rate Senior Notes due 2013 (the “Floating Rate Notes”) and the 1.700% Senior Notes due 2014 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”) issued hereunder (and not to any other series of Securities); and

WHEREAS, all things necessary have been done to make the Notes of each series, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Indenture a valid agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Notes of each series by the holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes of each series as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Indenture unless otherwise indicated. For all purposes of this Supplemental Indenture and the Notes of each series, the following terms are defined as follows:

“Add On Notes” means any Floating Rate Notes or Fixed Rate Notes, as the case may be, originally issued after the date hereof pursuant to Section 2.8, including any replacement Notes of such series as specified in the relevant Add On Note Board Resolutions or Add On Note supplemental indenture issued therefor in accordance with the Base Indenture.

“Additional Tax Amounts” has the meaning specified in Section 3.1.

“Agent Member” has the meaning specified in Section 2.5.

“Authorized Agent” has the meaning specified in Section 6.11.

“Board” means the board of directors or board of managers of the Issuer, or any other body or Person authorized by the organizational documents or by the members of the Issuer to act for it.

“Board Resolution” means one or more resolutions, certified by the secretary of the Board to have been duly adopted or consented to by the Board and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business.

“Calculation Agent” means The Bank of New York Mellon, or its successor appointed by the Issuer, acting as calculation agent.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Clearstream” means Clearstream Banking, société anonyme.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Worth” means the stockholders’ equity of the Guarantor and its consolidated subsidiaries, as shown on the audited consolidated balance sheet of the Guarantor’s latest annual report to stockholders, prepared in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of this Indenture is located at 101 Barclay Street, 4th Floor East, New York, New York 10286), Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“corporation” means corporations, associations, limited liability companies, companies and business trusts.

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.6.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V.

“Event of Default” with respect to the Notes of each series shall not have the meaning assigned to such term by Section 4.01 of the Base Indenture. An Event of Default with respect to the Notes of each series means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes when it becomes due and payable at Maturity, upon redemption or otherwise;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(c) the Guarantor fails to perform under the Guarantee relating to such series;

(d) except as otherwise permitted by the Indenture, the Guarantee is held in any final, nonappealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

(e) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or this Supplemental Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, respectively, to remedy the same, shall have been given to the Issuer or the Guarantor, respectively, by the Trustee or to the Issuer or the Guarantor, respectively, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of a given series;

(f) (i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $100,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of a given series;

(g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Guarantor under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer or the Guarantor, or the filing by the Issuer or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Issuer or the Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of its property, or the making by the Issuer or the Guarantor of an assignment for the benefit of creditors, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor expressly in furtherance of any such action.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fixed Rate Global Note” has the meaning specified in Section 2.2(b).

“Fixed Rate Note” has the meaning specified to it in the third recital paragraph of this Supplemental Indenture.

“Floating Rate Global Note” has the meaning specified in Section 2.2(b).

“Floating Rate Note” has the meaning specified to it in the third recital paragraph of this Supplemental Indenture.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided, however, that any change in GAAP that would cause the Guarantor to record an existing item as a liability upon that entity’s balance sheet, which item was not previously required by GAAP to be so recorded, shall not constitute an incurrence of Indebtedness for purposes of this Supplemental Indenture.

“Global Note” has the meaning specified in Section 2.2(b).

“guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantees” means the guarantees of the Guarantor in the form provided in Section 2.4.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder,” “Holder of Notes” or other similar terms means the registered holder of any Note.

“Indebtedness” means, with respect to any Person:

(1) any liability for borrowed money, or evidenced by an instrument for the payment of money, or incurred in connection with the acquisition of any property, services or assets (including securities), or relating to a capitalized lease obligation, other than accounts payable or any other indebtedness to trade creditors created or assumed by such Person in the ordinary course of business in connection with the obtaining of materials or services;

(2) obligations under exchange rate contracts or interest rate protection agreements;

(3) any obligations to reimburse the issuer of any letter of credit, surety bond, performance bond or other guarantee of contractual performance;

(4) any liability of another Person of the type referred to in clause (1), (2) or (3) of this definition which has been assumed or guaranteed by such Person; and

(5) any obligations described in clauses (1) through (3) of this definition secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Payment Date” means, for the Floating Rate Notes, each February 8, May 8, August 8 and November 8 of each year, beginning February 8, 2012, and for the Fixed Rate Notes each of May 10 and November 10, beginning May 10, 2012; provided, however, in each case, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

“Interest Period” means the period commencing on an Interest Payment Date for the Floating Rate Notes (or, with respect to the initial Interest Period only, commencing on the issue date for such Floating Rate Notes) and ending on the day before the next succeeding Interest Payment Date for the Floating Rate Notes.

“Interest Rate” means (a) three-month LIBOR (calculated as set forth in Section 2.1(e) herein) plus 0.800% per annum in the case of the Floating Rate Notes and (b) 1.700% per annum in the case of the Fixed Rate Notes.

“Issuer” means the company named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written order signed in the name of the Issuer by any Officer of the Issuer or a duly authorized Attorney-in-Fact of the Issuer, and delivered to the Trustee.

“LIBOR” means, with respect to any Interest Period with respect to the Floating Rate Notes, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the Underwriters, selected by the Issuer, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Issuer will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the Underwriters, selected by the Issuer, at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Issuer to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Maturity” means the date on which the principal of the Notes of a given series becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, call for redemption or otherwise.

“Note” or “Notes” has the meaning specified to it in the third recital paragraph of this Supplemental Indenture.

“Officer of the Guarantor” and “Officer of the Issuer” mean the Chairman of the Board, the Chief Executive Officer, Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Guarantor and of the Issuer, respectively, any manager of the Issuer, or a duly authorized Attorney-in-Fact.

“Paying Agent” means an office or agency where Notes may be presented for payment. The term “Paying Agent” includes any additional paying agent.

“Permitted Liens” means:

(1)	Liens existing on the date of this Supplemental Indenture;

(2)	Liens on property created prior to, at the time of or within 120 days after the date of acquisition, completion of construction or completion of improvement of such property to secure all or part of the cost of acquiring, constructing or improving all or any part of such property;

(3)	landlord’s, material men’s, carriers’, workmen’s, repairmen’s and other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith in appropriate proceedings;

(4)	Liens on property of any Person existing at the time such Person became or becomes a subsidiary of the Guarantor (provided that the Lien has not been created or assumed in contemplation of such Person becoming a subsidiary of the Guarantor);

(5)	Liens securing Indebtedness of a subsidiary to the Guarantor or to one or more of its subsidiaries;

(6)	Liens in favor of the United States of America, or any State or agency thereof or of any foreign country, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments or obligations pursuant to any contract or provision of any statute; or

(7)

any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) to (6), inclusive, or the Indebtedness secured thereby; provided, however, that (i) the principal amount of Indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, substitution or replacement; and (ii) any such extension, renewal, substitution or replacement Lien shall be limited to the property covered by the Lien extended, renewed, substituted or replaced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Notes” means-Notes of either series issued in definitive, fully registered form without interest coupons, substantially in the forms of Exhibits A and B hereto, respectively.

“Primary Treasury Dealer” has the meaning assigned to it in the definition of Reference Treasury Dealer.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Redemption Price,” when used (A) with respect to any Fixed Rate Note to be redeemed pursuant to Section 4.1 of this Supplemental Indenture, means the amount equal to the greater of (i) 100% of the principal amount of the Fixed Rate Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate and 20 basis points and (B) and with respect to any Note to be redeemed pursuant to Section 4.4 of this Supplemental Indenture, means the amount equal to 100% of the principal amount thereof.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, and their respective successors and two other primary U.S. Government securities dealers (each, a “Primary Treasury Dealer”) selected by the Issuer. If any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange.

“Regular Record Date” in respect of the Floating Rate Notes payable means the close of business on the 15th calendar day immediately preceding such Interest Payment Date (whether or not a Business Day), and in respect of interest on the Fixed Rate Notes payable means the May 1 (whether or not a Business Day) next preceding an Interest Payment Date on May 10 and the November 1 (whether or not a Business Day) next preceding an Interest Payment Date on November 10.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note to be redeemed, the remaining scheduled payments of principal of and interest on such Fixed Rate Notes that would be due after the related Redemption Date but for such redemption. If such Redemption Date is not an interest payment date with respect to such Fixed Rate Note, the amount of the next succeeding scheduled interest payment on such Fixed Rate Note will be reduced by the amount of interest accrued on such Fixed Rate Notes to such Redemption Date.

“Reuters LIBOR01 Page” means the display designated as page LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

“Sale-Leaseback Transaction” means the sale or transfer by the Guarantor or any subsidiary of any property to a Person and the taking back by the Guarantor or any subsidiary, as the case may be, of a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.6.

“Stated Maturity” means the date specified in any Note as the fixed date for the payment of principal on such Note or on which an installment of interest on such Note is due and payable.

“subsidiary” means, with respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other subsidiaries, or by such Person and one or more other subsidiaries. For the purposes of this definition only, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Taxing Jurisdiction” means the United States, Israel or any jurisdiction where a successor to the Issuer or Teva is incorporated or organized or considered to be a resident, if other than the United States or Israel, respectively, or any jurisdiction through which payments will be made

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Supplemental Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent such amendment is applicable to this Supplemental Indenture and the Base Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Underwriters” means the underwriters named in Schedule I to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated November 7, 2011among the Issuer, the Guarantor and the Underwriters.

“Vice President,” when used with respect to the Issuer or the Guarantor, as the case may be, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes of each series and the Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes of each series means the Issuer and on the Guarantee means the Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3 Rules of Construction.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES AND THE GUARANTEES

Section 2.1 Title and Terms.

(a) The Floating Rate Notes and the Fixed Rate Notes shall be known and designated as the “Floating Rate Senior Notes due 2013” and the “1.700% Senior Notes due 2014” of the Issuer, respectively. The aggregate principal amount of the Floating Rate Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $200,000,000 and the aggregate principal amount of the Fixed Rate Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $1,000,000,000, except, in each case, for Add On Notes of the applicable series issued in accordance with Section 2.8 and Notes of either series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the same series pursuant to Section 2.5. The Notes of each series shall be issuable in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess of $2,000.

(b) The Floating Rate Notes shall mature on May 8, 2013 and the Fixed Rate Notes shall mature on November 10, 2014.

(c) Interest on the Notes of each series shall accrue from November 10, 2011 at the Interest Rate applicable to Notes of such series until the principal thereof is paid or made available for payment. Interest shall be payable in arrears on each Interest Payment Date, quarterly in the case of the Floating Rate Notes and semiannually in the case of the Fixed Rate Notes as further provided herein.

(d) Interest on the Floating Rate Notes shall be computed on the basis of the actual number of days elapsed over a 360-day year. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(e) The Floating Rate Notes shall bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application, as determined by the Issuer. The Interest Rate applicable to the Floating Rate Notes during each Interest Period shall be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.800%. Promptly upon such determination, the Calculation Agent shall notify the Issuer and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the Interest Rate for the new Interest Period. The Interest Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Floating Rate Notes, the Issuer and the Trustee. Upon the request of a Holder of the Floating Rate Notes, the Calculation Agent shall provide to such holder the Interest Rate in effect on the date of such request and, if determined, the Interest Rate for the next Interest Period. The accrued interest for any period shall be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) shall be computed by dividing the Interest Rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360. All percentages resulting from any calculation of the Interest Rate on the Floating Rate Notes shall be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upwards).

(f) A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date; provided that interest payable in respect of any Floating Rate Notes at the Stated Maturity for principal thereof or any Redemption Date will be paid to the person to whom principal is payable.

(g) Principal of and interest on Global Notes shall be payable to the Depositary in immediately available funds.

(h) Principal on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the register of the Notes, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application and written wire instructions shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

(i) The Notes each series shall be redeemable at the option of the Issuer as provided in Article 4.

Section 2.2 Forms of Notes.

(a) Except as otherwise provided pursuant to this Section 2.2, the Floating Rate Notes and the Fixed Rate Notes are issuable in fully registered form without coupons in substantially the forms of Exhibits A and B hereto, respectively, with such applicable legends as are provided for in Section 2.3. The Notes are not issuable in bearer form. The terms and provisions contained in the respective forms of Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture and the Base Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes of either series may be listed or designated for issuance, or to conform to usage.

(b) The Notes of each series and the Guarantees are being offered and sold by the Issuer pursuant to the Underwriting Agreement. The Notes of each series shall be issued initially in the form of permanent global Notes in fully registered form without interest coupons, substantially in the forms of Exhibits A and B hereto, respectively (with respect to the Floating Rate Notes, the “Floating Rate Global Note” and, with respect to the Fixed Rate Notes, the “Fixed Rate Global Note,” and the Floating Rate Global Note and the Fixed Rate Global Note, collectively, the “Global Notes”), each with the applicable legends as provided in Section 2.3. Each Global Note shall be duly executed by the Issuer and authenticated and delivered by the Trustee, shall have endorsed thereon the applicable Guarantee executed by the Guarantor and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as custodian, at its Corporate Trust Office, for credit to the accounts of the Agent Members holding the Notes evidenced thereby. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian, and of the Depositary or its nominee, as hereinafter provided.

Section 2.3 Legends.

Each Global Note shall also bear the following legend on the face thereof:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE.

Section 2.4 Form of Guarantees.

A Guarantee substantially in the following form shall be endorsed on the reverse of each Note:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note the due and punctual payment of the principal of and interest (including Additional Tax Amounts, if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or the Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By

By

Section 2.5 Book-Entry Provisions for the Global Notes.

(a)	The Global Notes initially shall:

(1) be registered in the name of the Depositary (or a nominee thereof); and

(2) be delivered to the Trustee as custodian for such Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. With respect to any Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Notes.

(b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action that a Holder is entitled to take under this Supplemental Indenture, the Base Indenture or the Notes of either series.

(c) A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of the Depositary.

(d)	If at any time:

(1) the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes of either series, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Notes of such series is not appointed by the Issuer within 90 days of such notice or cessation; or

(2) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Notes in exchange for such Global Note or Global Notes;

the Depositary shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver, in exchange for such Global Note or Global Notes, Physical Notes of the applicable series in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominee thereof).

(e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 2.5(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interests in such Global Note to be transferred.

Section 2.6 Defaulted Interest.

If the Issuer fails to make a payment of interest on any Note when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date and amount of such interest to be paid.

Section 2.7 Execution of Guarantees.

The Guarantor hereby agrees to execute the Guarantees in substantially the form above recited to be endorsed on each Note. If the Issuer shall execute Physical Notes in accordance with Section 2.5, the Guarantor shall execute the Guarantees in substantially the form above recited to be endorsed on each such Note. Such Guarantee shall be executed on behalf of the Guarantor by an Officer of the Guarantor. The signature of any of these officers on the Guarantees may be manual or facsimile.

In case any Officer of the Guarantor who shall have signed the Guarantee endorsed on a Note shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Guarantee had not ceased to be such Officer of the Guarantor; and any Guarantee endorsed on a Note may be signed on behalf of the Guarantor by such persons as, at the actual date of the execution of such Guarantee, shall be the proper officers of the Guarantor, although at the date of the execution and delivery of this Supplemental Indenture any such person was not such an officer.

Section 2.8 Add On Notes.

The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Supplemental Indenture and the Base Indenture, without the consent of the Holders, create and issue pursuant to this Supplemental Indenture and the Base Indenture Add On Notes having terms identical to those of the Outstanding Notes of either series, except that Add On Notes:

(a)	may have a different issue date from other Outstanding Notes;

(b)	may have a different first Interest Payment Date after issuance than other Outstanding Notes of such series;

(c)	may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Outstanding Notes of such series; and

(d)	may have terms specified in Add On Note Board Resolutions or the Add On Note supplemental indenture for such Add On Notes making appropriate adjustments to this Article 2 and Exhibit A or B (and related definitions), as the case may be, applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Add On Notes) and which shall not affect the rights, benefits, immunities or duties of the Trustee.

In authenticating any Add On Notes, and accepting the additional responsibilities under this Indenture in relation to such Add On Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

(a)	the Add On Note Board Resolutions or Add On Note supplemental indenture relating thereto;

(b)	an Officers’ Certificate complying with Section 6.5; and

(c)	an Opinion of Counsel complying with Section 6.5 stating,

(1) that the forms of such Notes have been established by or pursuant to Add On Note Board Resolutions or by an Add On Note supplemental indenture, as permitted by this Section 2.8 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

(2) that the terms of such Notes have been established by or pursuant to Add On Note Board Resolutions or by an Add On Note supplemental indenture, as permitted by this Section 2.8 and in conformity with the provisions of this Supplemental Indenture and the Base Indenture;

(3) that such Notes and the related Guarantees, when authenticated and delivered by the Trustee and issued by the Issuer and the Guarantor in the manner provided for herein and in the Base Indenture and the Guarantee, respectively, subject to any customary conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and the Guarantor, respectively, entitled to the benefits provided in this Supplemental Indenture and the Base Indenture, enforceable in accordance with their respective terms, except to the extent that the enforcement of such obligations may be subject to bankruptcy laws or insolvency laws or other similar laws, general principles of equity and such other qualifications as such counsel shall conclude are customary or do not materially affect the rights of the Holders of such Notes;

(4) that all laws and requirements in respect of the execution and delivery of the Notes have been complied with; and

(5) such other matters as the Trustee may reasonably request.

If such forms or terms have been so established by or pursuant to Add On Note Board Resolutions or an Add On Note supplemental indenture, the Trustee shall have the right to decline to authenticate and deliver any Notes:

(1) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken;

(2) if the Trustee in good faith determines that such action would expose the Trustee to personal liability to Holders of any Outstanding Notes; or

(3) if the issue of such Add On Notes pursuant to this Supplemental Indenture and the Base Indenture will affect the Trustee’s own rights, duties, benefits and immunities under the Notes, this Supplemental Indenture and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding anything in this Section 2.8, the Issuer may not issue Add On Notes if an Event of Default shall have occurred and be continuing.

ARTICLE 3

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 3 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article 3.

Section 3.1 Payment of Additional Tax Amounts.

All payments of interest and principal by the Issuer under the Notes of either series and by the Guarantor under the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction or any political sub-division thereof or by any authority therein having power to tax unless such withholding or deduction is required by law. In that event, the Issuer or the Guarantor, as applicable, will (a) withhold or deduct such amounts, (b) pay such additional amounts as may be necessary in order that the net amounts received by a Holder after such withholding or deduction shall equal the amount of interest and principal which would have been receivable in respect of the Notes of such series in the absence of such withholding or deduction (“Additional Tax Amounts”) and (c) pay the full amount withheld or deducted to the relevant tax or other authority in accordance with applicable law, except that no such Additional Tax Amounts shall be payable in respect of any Note:

(1) to the extent that such Taxes are imposed or levied by reason of such Holder (or the beneficial owner) having some present or former connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Note or receiving principal or interest payments on the Notes (including but not limited to citizenship, nationality, residence, domicile, or the existence of a business, permanent establishment, a dependant agent, a place of business or a place of management present or deemed present in the Taxing Jurisdiction);

(2) in respect of any Tax that would not have been so withheld or deducted but for the failure by the Holder or the beneficial owner of the Note to make a declaration of non-residence, or any other claim or filing for exemption to which it is entitled or otherwise comply with any reasonable certification, identification, information, documentation or other reporting requirement concerning nationality, residence, identity or connection with the Taxing Jurisdiction if (a) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or part of the Taxes, (b) the Holder (or beneficial owner) is able to comply with these requirements without undue hardship and (c) we have given the Holders (or beneficial owners) at least 30 calendar days prior notice that they will be required to comply with such requirement;

(3) in respect of any Tax imposed on a holder or a beneficial owner of the notes who is an individual resident of the European Union as a result of such holder or beneficial owner’s failure to provide the requisite information to the Issuer to allow such holder to take advantage of the exemption from the savings income tax provided in article 10 of the Land Ordinance on Savings Income in Curaçao;

(4) to the extent that such Taxes are imposed by reason of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to the Notes, except as otherwise provided in this Supplemental Indenture;

(5) to the extent that any such taxes would not have been imposed but for the presentation of such Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder would have been entitled to Additional Tax Amounts had the notes been presented for payment on any date during such 30-day period; or

(6) any combination of items (1) through (5) above.

For purposes of this Section 3.1, “Taxes” means, with respect to payments on the Notes, all taxes, withholdings, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction or any political subdivision thereof or any authority or agency therein or thereof having power to tax.

Section 3.2 Stamp Tax.

The Issuer and the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto.

Section 3.3 Corporate Existence.

Subject to Article 8 of the Base Indenture, each of the Guarantor and the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such right or franchise if the Issuer and the Guarantor determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 3.4 Certificates of the Issuer and the Guarantor.

The Issuer and the Guarantor will each furnish to the Trustee within 120 days after the end of each fiscal year of the Issuer or the Guarantor, as the case may be, an Officers’ Certificate of the Issuer or the Guarantor, as the case may be, as to the signers’ knowledge of the Issuer’s or the Guarantor’s compliance with all conditions and covenants under this Supplemental Indenture and the Base Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Supplemental Indenture or the Base Indenture). In the event an Officer of the Guarantor or an Officer of the Issuer comes to have actual knowledge of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, regardless of the date, the Guarantor or the Issuer shall deliver an Officers’ Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 3.5 Guarantor To Be the Sole Equityholder of the Issuer.

So long as any Notes are outstanding, the Guarantor or its successor will directly or indirectly own all of the outstanding Capital Stock of the Issuer.

Section 3.6 Limitation on Liens.

The Guarantor shall not, and shall not permit any subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any subsidiary), whether owned or leased on the date of this Supplemental Indenture or hereafter acquired, to secure any Indebtedness incurred by the Guarantor or any subsidiary, without in any such case making effective provision whereby all of the Notes outstanding (together with, if the Guarantor so determines, any other Indebtedness by the Guarantor or any such subsidiary ranking equally with the Notes or the Guarantees) shall be secured equally and ratably with, or prior to, such Indebtedness for so long as such Indebtedness shall be so secured unless, after giving effect to such Lien, the aggregate amount of secured Indebtedness then outstanding (excluding Indebtedness secured solely by Permitted Liens) plus the value (as defined in Section 3.7) of all Sale-Leaseback Transactions (other than those described in paragraph (a) or paragraph (b) of Section 3.7) then outstanding would not exceed 10% of the Guarantor’s Consolidated Net Worth.

Section 3.7 Limitation on Sales and Leasebacks.

The Guarantor will not, and will not permit any subsidiary to, enter into any Sale-Leaseback Transaction after the date of this Supplemental Indenture unless:

(a) the Sale-Leaseback Transaction:

(1) involves a lease for a period, including renewals, of not more than five years;

(2) occurs within 270 days after the date of acquisition, completion of construction or completion of improvement of such property; or

(3) is with the Guarantor or one of its subsidiaries; or

(b)	the Guarantor or any subsidiary, within 270 days after the Sale-Leaseback Transaction shall have occurred, applies or causes to be applied an amount equal to the value of the property so sold and leased back at the time of entering into such arrangement to the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Guarantor or any subsidiary that is not subordinated to the Notes and that has a Stated Maturity of more than twelve months; or

(c)	the Guarantor or such subsidiary would be entitled pursuant to Section 3.6 to create, incur, issue or assume Indebtedness secured by a Lien, other than a Permitted Lien, on the property without equally and ratably securing the Notes.

As used in this Section 3.7, the term “value” shall mean, with respect to a Sale-Leaseback Transaction, as of any particular time an amount equal to the greater of (i) the net proceeds of sale of the property leased pursuant to such Sale-Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale-Leaseback Transaction as determined by the Board of Directors of the Guarantor, in each case multiplied by a fraction of which the numerator is the number of full years of remaining term of the lease (without regard to renewal options) and the denominator is the full years of the full term of the lease (without regard to renewal options).

Section 3.8 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Supplemental Indenture and the Base Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 4

REDEMPTION OF NOTES

Section 4.1 Optional Redemption.

The Floating Rate Notes will not be subject to redemption at the Issuer’s option, except as set forth in Section 4.4. The Issuer may, however, at its option, redeem the Fixed Rate Notes in whole or in part from time to time, on any date prior to maturity, upon notice as set forth in Section 4.2, at the Redemption Price plus any interest accrued and unpaid to, but excluding, the Redemption Date.

Section 4.2 Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 6.4 to the Holders of Notes to be redeemed and to the Trustee. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

Section 4.3 Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the Notes to be redeemed on that Redemption Date and accrued and unpaid interest, if any, on such Notes.

Section 4.4 Tax Redemption.

(a) If, as a result of any amendment to, or change in, the laws (or any rules or regulation thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment or change of such laws, rules or regulations becomes effective on or after the date of this Supplemental Indenture, the Issuer or the Guarantor (or its successor), as the case may be, will be obligated to pay any Additional Tax Amount, with respect to either series of Notes, and if such obligation cannot be avoided by the Issuer or the Guarantor (or its successor), after taking measures it considers reasonable to avoid it, then at the option of the Issuer or the Guarantor (or its successor), as the case may be, the Notes of such series may be redeemed in whole, but not in part, at any time, on giving not less than 20 nor more than 60 days’ notice to the Trustee and the Holders of such Notes, at the Redemption Price plus accrued and unpaid interest up to but not including the Redemption Date and any Additional Tax Amounts which would otherwise be payable; provided, however, that (1) no notice of such tax redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor (or its successor), as the case may be, would but for such redemption be obligated to pay such Additional Tax Amounts were a payment on such Notes then due, and (2) at the time such notice is given, such obligation to pay such Additional Tax Amounts remains in effect.

(b) Before any notice of tax redemption pursuant to Section 4.4(a) is given to the Trustee or the Holders of the Notes of the relevant series, the Issuer or the Guarantor (or its successor), as the case may be, shall deliver to the Trustee (i) an Officer’s Certificate stating that the Issuer or the Guarantor (or its successor), is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or the Guarantor (or its successor) so to redeem have occurred or been satisfied and (ii) an opinion of counsel to the effect that the Issuer or the Guarantor (or its successor) has or shall become obligated to pay Additional Tax Amounts as a result of a change or amendment described in Section 4.4(a). Such notice, once given to the Trustee, shall be irrevocable.

ARTICLE 5

SATISFACTION AND DISCHARGE

Section 5.1 Satisfaction and Discharge.

(a) With respect to the Notes of each series, Section 9.01 of the Base Indenture is not applicable.

(b) The Issuer and the Guarantor may satisfy and discharge their obligations under this Supplemental Indenture while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.1 Scope of Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Issuer under the Base Indenture.

Section 6.2 Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Notes.

Nothing in this Supplemental Indenture, the Base Indenture or in the Notes or the Guarantees, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 6.3 Successors and Assigns of Issuer and Guarantor Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Guarantor shall bind its successors and assigns, whether so expressed or not.

Section 6.4 Notices and Demands on Issuer, Trustee and Holders of Notes.

Any notice or demand which by any provision of this Supplemental Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Issuer or the Guarantor may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer, to:

Teva Pharmaceutical Finance IV, LLC.

c/o Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, PA 19454

Deborah A. Griffin

Fax: (215) 591-8807

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Jeffrey S. Hochman

Fax: (212) 728-9592

If to the Guarantor:

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131

Israel

Attn: Eyal Desheh

Fax: 972-3-914-8700

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attn: Jeffrey S. Hochman

Fax: (212) 728-9592

Any notice, direction, request or demand by the Issuer, the Guarantor or any Holder of Notes to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail to the Trustee at 101 Barclay Street, Floor 4E, New York, NY 10286, Attention: Corporate Trust Administration – Global Finance Unit.

Where this Supplemental Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the register of the Notes of the applicable series. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer, the Guarantor or Holders of Notes when such notice is required to be given pursuant to any provision of this Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 6.5 Officers’ Certificates and Opinions of Counsel; Statements to be Contained Therein.

Upon any application or demand by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Supplemental Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate or Guarantor’s Officers’ Certificate, as the case may be, stating that all conditions precedent provided for in this Supplemental Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Supplemental Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Supplemental Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer or the Guarantor, as the case may be, upon the certificate, statement or opinion of or representations by an officer of officers of the Issuer or the Guarantor, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or the Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

Section 6.6 Payments Due on Saturdays, Sundays and Holidays.

If the date of maturity of interest on or principal of the Notes of either series or the date fixed for redemption of any such Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 6.7 Conflict of any Provisions of Supplemental Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

Section 6.8 New York Law to Govern.

This Supplemental Indenture, each Floating Rate Note and each Fixed Rate Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

Section 6.9 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.10 Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.11 Submission to Jurisdiction.

Each of the Issuer and the Guarantor agrees that any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any federal or state court sitting in New York City, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any law suit, action or proceeding. Each of the Issuer and the Guarantor, as long as any of the Notes remain Outstanding or the parties hereto have any obligation under this Supplemental Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to it shall to the extent permitted by law be deemed in every respect effective service of process upon it in any such legal action or proceeding. The Issuer and the Guarantor each hereby appoints Teva Pharmaceuticals USA, Inc. (1090 Horsham Road, North Wales, PA 19454) as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

Section 6.12 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Article 7

SUPPLEMENTAL INDENTURES

Section 7.1 Without Consent of Holders.

The Issuer and the Trustee may amend, modify or supplement this Supplemental Indenture or the Notes without the consent of any Holder to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Supplemental Indenture or under any supplemental indenture as the Issuer or the Guarantor may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Notes in any material respect; provided, further, that any amendment made solely to conform the provisions of this Supplemental Indenture to the description of the Notes contained in the Issuer’s prospectus supplement dated November 7, 2011 will not be deemed to adversely affect the interests of the Holders of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Very truly yours,

TEVA PHARMACEUTICAL FINANCE IV, LLC,
AS ISSUER

By	/s/ William Marth
Name: William Marth
Title: President and Chief Executive Officer

By	/s/ Deborah Griffin
Name: Deborah Griffin
Title: Vice President, Chief Financial Officer and Treasurer

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, AS GUARANTOR

By	/s/ Eyal Desheh
Name: Eyal Desheh
Title: Chief Financial Officer

By	/s/ Eran Ezra
Name: Eran Ezra
Title: Treasurer

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

EXHIBIT A

[FORM OF FACE OF FLOATING RATE NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TEVA PHARMACEUTICAL FINANCE IV, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE.

No.	U.S.$

CUSIP No. 88166H AC1

ISIN No. US88166HAC16

GLOBAL NOTE

TEVA PHARMACEUTICAL FINANCE IV, LLC

Floating Rate Senior Notes due 2013

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

This Global Note is in respect of an issue of Floating Rate Senior Notes due 2013 (the “Notes”) of Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (the “Issuer”, which term includes any successor corporation under the Supplemental Indenture and Indenture hereinafter referred to), and issued pursuant to a supplemental indenture and a base indenture, each dated as of November 10, 2011 (respectively, the “Supplemental Indenture” and the “Base Indenture” and together, the “Indenture”) among the Issuer, Teva Pharmaceutical Industries Limited, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”). Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Supplemental Indenture and the Base Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [            ] United States Dollars (U.S.$            ) on May 8, 2013, and to pay interest on such principal amount in U.S. Dollars at the rate of three-month LIBOR (as defined below) plus 0.800% per annum, as set forth in further detail on the reverse hereof, from the date hereof until payment of such principal amount has been made or duly provided for, such interest to be paid quarterly on each Interest Payment Date. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture, be paid to the person in whose name this Note is registered at the close of business on the 15th calendar day immediately preceding the related Interest Payment Date.

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business.

“Calculation Agent” means The Bank of New York Mellon, or its successor appointed by the Issuer, acting as calculation agent.

“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.

“Interest Payment Date” means each of February 8, May 8, August 8 and November 8, beginning February 8, 2012, provided, however, in each case, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

“Interest Period” means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the issue date for this Note) and ending on the day before the next succeeding Interest Payment Date.

“LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, selected by the Issuer, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Issuer will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that

Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Issuer, at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Issuer to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

“Reuters LIBOR01 Page” means the display designated as page LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered Rate for U.S. dollar deposits).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL FINANCE IV, LLC

By
Name:
Title:

By
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Floating Rate Senior Notes due 2013 described in the within-named Supplemental Indenture and Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note the due and punctual payment of the principal of and interest (including Additional Tax Amounts, if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By
Name:
Title:

By
Name:
Title:

[FORM OF REVERSE OF FLOATING RATE NOTE]

TEVA PHARMACEUTICAL FINANCE IV, LLC.

Floating Rate Senior Note due 2013

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest.

Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at the Interest Rate from November 10, 2011 until the principal thereof is paid or made available for payment. Interest shall be payable quarterly in arrears on each February 8, May 8, August 8 and November 8 of each year (each an “Interest Payment Date”), commencing February 8, 2012.

Interest on the Notes shall be computed on the basis of the actual number of days elapsed over a 360-day year.

The Notes shall bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application, as determined by the Issuer. The Interest Rate applicable to the Notes during each Interest Period shall be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.800%. Promptly upon such determination, the Calculation Agent shall notify the Issuer and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the Interest Rate for the new Interest Period. The Interest Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the Notes, the Issuer and the Trustee. Upon the request of a Holder of the Notes, the Calculation Agent shall provide to such holder the Interest Rate in effect on the date of such request and, if determined, the Interest Rate for the next Interest Period. The accrued interest for any period shall be calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) shall be computed by dividing the Interest Rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

All percentages resulting from any calculation of the Interest Rate on the Notes shall be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent (with one-half cent being rounded upwards).

A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

2. Method of Payment.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the relevant Regular Record Date for such interest.

Principal of and interest on Global Notes shall be payable to the Depositary in immediately available funds.

Principal of Physical Notes will be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the register of the Notes, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application and written wire instructions shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3. Paying Agent and Registrar.

Initially, The Bank of New York Mellon, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder.

4.	Supplemental Indenture and Indenture.

The Issuer issued this Note under a Supplemental Indenture and a Base Indenture, each dated as of November 10, 2011 (respectively, the “Supplemental Indenture” and the “Base Indenture” and together, the “Indenture”), among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5. Optional Redemption.

This Note will not be subject to redemption at the option of the Issuer, except as set forth in Section 4.4 of the Supplemental Indenture and Section 6 below.

6. Tax Redemption.

The Notes may be redeemed as a whole but not in part, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of tax redemption to the Holders, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if the Issuer determines that, as a result of any change in or amendment in the laws of any Taxing Jurisdiction, or any change in official position regarding the application or interpretation of the laws, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issuance of the Notes, the Issuer or the Guarantor (or its successor) will be obligated to pay Additional Tax Amounts with respect to the Notes; provided, however, that the Issuer, in its business judgment, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or its successor), taking reasonable measures avoidable to it.

7. Denominations; Transfer; Exchange.

The Notes are issuable in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Issuer or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Notes.

The Issuer shall not be required to exchange or register a transfer of (a) any Note for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption or (c) any Notes of any series between a record date and the next succeeding payment date.

8. Holders to be Treated as Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

9. Unclaimed Money.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

10. Satisfaction and Discharge.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date.

11. Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

12. Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:

(a) the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes when it becomes due and payable at Maturity, upon redemption or otherwise;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(c) the Guarantor fails to perform under the Guarantee relating to such series;

(d) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, respectively, to remedy the same, shall have been given to the Issuer or the Guarantor, respectively, by the Trustee or to the Issuer or the Guarantor, respectively, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(e) except as otherwise permitted by the Indenture, the Guarantee is held in any final, nonappealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

(f)(i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $100,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

(g) there are certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantor.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

13. Authentication.

This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

14. CUSIP Numbers.

The Issuer has caused CUSIP numbers to be printed on this Note and, therefore, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

15. Governing Law.

The Supplemental Indenture, Indenture and this Note shall be governed by, and construed in accordance with, the law of the State of New York.

16. Successor Corporation.

In the event a successor corporation legal entity assumes all the obligations of the Issuer or the Guarantor under this Note, pursuant to the terms hereof and of the Indenture, the Issuer or Guarantor, as the case may be, will be released from all such obligations.

ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or

(we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                             to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:______________________	Your Name: _________________________________________
(Print your name exactly as it appears on the face of this Note)

Your Signature: ______________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

[FORM OF FACE OF FIXED RATE NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TEVA PHARMACEUTICAL FINANCE IV, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. (“CEDE”) OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE REFERRED TO HEREIN. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE SUPPLEMENTAL INDENTURE AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENTAL INDENTURE.

No.	U.S.$

CUSIP No. 88166H AA5

ISIN No. US88166HAA59

GLOBAL NOTE

TEVA PHARMACEUTICAL FINANCE IV, LLC.

1.700% Senior Notes due 2014

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

This Global Note is in respect of an issue of 1.700% Senior Notes due 2014 (the “Notes”) of Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (the “Issuer”, which term includes any successor corporation under the Supplemental Indenture and Indenture hereinafter referred to), and issued pursuant to a supplemental indenture and a base

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indenture, each dated as of November 10, 2011 (respectively, the “Supplemental Indenture” and the “Base Indenture” and together, the “Indenture”) among the Issuer, Teva Pharmaceutical Industries Limited, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”). Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Supplemental Indenture and the Base Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [            ] United States Dollars (U.S.$            ) on November 10, 2014, and to pay interest on such principal amount in U.S. Dollars at the rate of 1.700% per annum, computed on the basis of a 360 day year consisting of twelve 30 day months, from the date hereof until payment of such principal amount has been made or duly provided for, such interest to be paid semi-annually on May 10 and November 10 of each year, commencing May 10, 2012. The interest so payable on any May 10 or November 10 will, subject to certain exceptions provided in the Supplemental Indenture, be paid to the person in whose name this Note is registered at the close of business on the preceding May 1 or November 1 (whether or not a Business Day).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL FINANCE IV, LLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 1.700% Senior Notes

due 2014 described in the within-named

Supplemental Indenture and Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

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Teva Pharmaceutical Industries Limited (the “Guarantor”) hereby unconditionally and irrevocably guarantees to the Holder of this Note the due and punctual payment of the principal of and interest (including Additional Tax Amounts, if any), on this Note, when and as the same shall become due and payable, whether at Maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Issuer in the payment of any such principal or interest (including Additional Tax Amounts, if any), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Issuer with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a demand or proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced hereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of and interest (including Additional Tax Amounts, if any) on this Note.

The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantor hereby waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuer in respect thereof or (ii) to receive any payment in the nature of contribution or for any other reason, from any other obligor with respect to such payment, in each case, until the principal of and interest (including Additional Tax Amounts, if any) on this Note shall have been paid in full.

The Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, Teva Pharmaceutical Industries Limited has caused the Guarantee to be signed manually or by facsimile by its duly authorized officers.

Dated:

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:
Name:
Title:

By:
Name:
Title:

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[FORM OF REVERSE OF FIXED RATE NOTE]

TEVA PHARMACEUTICAL FINANCE IV, LLC

1.700% Senior Note due 2014

Payment of Principal, Interest and Additional Tax Amounts, if any, Unconditionally

Guaranteed By

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Principal and Interest.

Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (the “Issuer”), promises to pay interest on the principal amount of this Note at the Interest Rate from November 10, 2011 until the principal thereof is paid or made available for payment. Interest shall be payable semiannually in arrears on each May 10 and November 10 of each year (each an “Interest Payment Date”), commencing May 10, 2012.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

2. Method of Payment.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the relevant Regular Record Date for such interest.

Principal of and interest on Global Notes shall be payable to the Depositary in immediately available funds.

Principal of Physical Notes will be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the register of the Notes, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Notes in excess of $5,000,000, wire transfer in immediately available funds, which application and written wire instructions shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

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3. Paying Agent and Registrar.

Initially, The Bank of New York Mellon, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without notice to any Holder.

4. Supplemental Indenture and Indenture.

The Issuer issued this Note under a Supplemental Indenture and a Base Indenture, each dated as of November 10, 2011 (respectively, the “Supplemental Indenture” and the “Base Indenture” and together, the “Indenture”), among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). The terms of the Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

5. Optional Redemption.

This Note may be redeemed in whole at any time or in part from time to time, at the option of the Issuer, on any date prior to Maturity, upon notice as set forth in Section 4.2 of the Supplemental Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments discounted, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate and 20 basis points, plus any interest accrued and unpaid to, but excluding, the Redemption Date.

On and after the Redemption Date, interest shall cease to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

Notice of redemption will be given by the Issuer to the Holders as provided in the Supplemental Indenture.

6. Tax Redemption.

The Notes may be redeemed as a whole but not in part, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of tax redemption to the Holders, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if the Issuer determines that, as a result of any change in or amendment in the laws of any Taxing Jurisdiction, or any change in official position regarding the application or interpretation of the laws, which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issuance of the Notes, the Issuer or the Guarantor (or its successor) will be obligated to pay Additional Tax Amounts with respect to the Notes; provided, however, that the Issuer, in its business judgment, determines that such obligation cannot be avoided by the Issuer or the Guarantor (or its successor), taking reasonable measures avoidable to it.

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7. Denominations; Transfer; Exchange.

The Notes are issuable in registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Issuer or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges that may be imposed in connection with any exchange or registration of transfer of Notes.

The Issuer shall not be required to exchange or register a transfer of (a) any Note for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption except, in the case of any Note where notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed or (c) any Notes of any series between a record date and the next succeeding payment date.

In the event of redemption of the Notes in part only, a new Note or Notes for the unredeemed portion thereof will be issued in the name of the Holder hereof.

8. Holders to be Treated as Owners.

The registered Holder of this Note shall be treated as its owner for all purposes.

9. Unclaimed Money.

Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

10. Satisfaction and Discharge.

The Issuer and the Guarantor may satisfy and discharge their obligations under the Indenture while the Notes remain outstanding, if (a) all Outstanding Notes have become due and payable at their scheduled Maturity, or (b) all Outstanding Notes have been called for redemption, and in either case, the Issuer has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Notes on the date of their scheduled Maturity or the scheduled Redemption Date.

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11. Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

12. Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Notes occurs when any of the following occurs:

(a) the Issuer defaults in the payment of the principal and premium, if any, of any of the Notes when it becomes due and payable at Maturity, upon redemption or otherwise;

(b) the Issuer defaults in the payment of interest (including Additional Tax Amounts, if any) on any of the Notes when it becomes due and payable and such default continues for a period of 30 days;

(c) the Guarantor fails to perform under the Guarantee relating to such series;

(d) either the Issuer or the Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Issuer or the Guarantor, respectively, to remedy the same, shall have been given to the Issuer or the Guarantor, respectively, by the Trustee or to the Issuer or the Guarantor, respectively, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;

(e) except as otherwise permitted by the Indenture, the Guarantee is held in any final, nonappealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee;

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(f)(i) the Issuer or the Guarantor fails to make by the end of the applicable grace period, if any, any payment of principal or interest due in respect of any Indebtedness for borrowed money, the aggregate outstanding principal amount of which is an amount in excess of $100,000,000; or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $100,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such non-payment or acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Notes; or

(g) there are certain events of bankruptcy, insolvency or reorganization of the Issuer or Guarantor.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

13. Authentication.

This Note shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Note.

14. CUSIP Numbers.

The Issuer has caused CUSIP numbers to be printed on this Note and, therefore, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

15. Governing Law.

The Supplemental Indenture, Indenture and this Note shall be governed by, and construed in accordance with, the law of the State of New York.

16. Successor Corporation.

In the event a successor corporation legal entity assumes all the obligations of the Issuer or the Guarantor under this Note, pursuant to the terms hereof and of the Indenture, the Issuer or Guarantor, as the case may be, will be released from all such obligations.

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ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or

(we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                      to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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